SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549
                                FORM 8-K
                             CURRENT REPORT
                     Pursuant to Section 13 or 15(d)
                 of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      March 21, 1997
                      Commission file number 0-6237
                       THE ZIEGLER COMPANIES, INC.
         (Exact name of registrant as specified in its charter)
           Wisconsin                                       39-1148883
(State or other jurisdiction of                        (I.R.S. Employer
 incorporation or organization)                       Identification No.)
            215 North Main Street, West Bend, Wisconsin 53095
      (Address of principal executive offices)          (Zip Code)
   Registrant's telephone number, including area code:  (414) 334-5521
Item 5.Other Events.
      B. C. Ziegler and Company, a broker-dealer subsidiary of The Ziegler Companies, Inc., (the "Company"), has been made a party to a lawsuit involving the underwriting of two bond issues which totaled Eleven Million Six Hundred Eighty Thousand Dollars ($11,680,000) in May of 1989 (the "Bonds"). The Bonds were issued to construct a retirement facility. In 1992, there was a default on the Bonds, which resulted in a significant loss of principal and interest by the bondholders.
      Although admitting no liability with respect to the matters alleged in the lawsuit, the Company has reached a provisional settlement with attorneys who expect to represent a class of former bondholders. The Company's management has reached a provisional settlement as the best means to manage the uncertainty and expense of protracted litigation, and to limit the diversion of management time. The settlement is in the amount of $1,400,000, and is conditioned upon judicial certification of a class of bondholders as plaintiffs, and judicial approval of the settlement. The settlement amount is expected to be charged against 1997 first quarter earnings for the Company.
                               SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
                                     THE ZIEGLER COMPANIES, INC.
                                     Registrant
                                     By: /s/ S. Charles O'Meara
                                          S. Charles O'Meara
                                          Senior Vice President and
                                          General Counsel
Dated:    March 21, 1997